PROSPECTUS and				PRICING SUPPLEMENT NO. 9
PROSPECTUS SUPPLEMENT, each		effective at 1:00 PM ET
Dated October 19, 2000			Dated 17 January 2001
CUSIP: 24422EMX4				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,300,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				22 January 2001

Maturity Date:					22 January 2003

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 20 Basis Points

Initial Interest Determination Date:	18 January 2001

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 22nd
                                          Jan, Apr, Jul, Oct
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 22nd
                                          Jan, Apr, Jul, Oct
							(or next business day)

Redemption Provisions:				None

Banc of America Securities LLC,
As Agent, has offered the Senior
Notes for sale at a price of 100%
of the aggregate principal amount
of the Senior Notes.


Banc of America Securities LLC